UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 28, 2018

OZOP SURGICAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-212821	35-2540672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

319 Clematis Street Suite 714 West Palm Beach FL 33401

(Address of principal executive offices, including zip code)

(760) 466-8076

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☑	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

June 28, 2018 Promissory Note with Carebourn Capital, L.P.

On June 28, 2018, Ozop Surgical Corp. ("we," "us," "our," or the “Company”) issued a $230,000 principal amount Promissory note to Carebourn Capital, L.P., a Delaware limited partnership (“Carebourn”) for a purchase price of $200,000 due on August 27, 2018 (the “June 2018 Note”). The June 2018 Note provides for standard and customary events of default such as failing to timely make payments under the June 2018 Note when due. In addition, a default under the June 2018 Note will result in a default under the April 2018 Note (defined below) held by Carebourn. We may prepay in full the unpaid principal on the June 2018 Note. The June 2018 Note also contains customary positive and negative covenants.

In the event we receive any third party offer to provide us funding while the June 2018 Note is outstanding, we are required to offer Carebourn a right of first refusal to provide such funding on the terms offered by the third party. We also agreed that if we provide any financing source more favorable terms than Carebourn under the note while the June 2018 Note is outstanding that the Carebourn note would, at the option of Carebourn, be amended to include such more favorable terms.

Amendment to April 13, 2018 Convertible Promissory Note

On June 28, 2018, the Company and Carebourn entered into an Amendment to Convertible Promissory Note (the “April 2018 Note Amendment”) which amended the previously disclosed principal amount $442,175 convertible promissory note issued by the Company to Carebourn on April 13, 2018 (the “April 2018 Note”). The April 2018 Note Amendment increased the amount of the Specific Daily Repayment Amount (as defined in the April 2018 Note) from $1,100 to $1,750 effective as of the first business day following the date of the amendment.

The foregoing descriptions of the June 2018 Note and the April 2018 Note Amendment are summaries only and are qualified in their entireties by reference to the full text of these agreements filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures above in Item 1.01 are incorporated by reference in this Item 2.03 in their entirety.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
10.1	$230,000 Promissory Note dated June 28, 2018 by Ozop Surgical Corp. in favor of Carebourn Capital, L.P.

10.2	Amendment to Convertible Promissory Note dated June 28, 2018 to $442,175 Convertible Promissory Note dated April 13, 2018, by Ozop Surgical Corp. (formerly, Newmarkt Corp.) in favor of Carebourn Capital, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

OZOP SURGICAL CORP.

Date: July 5, 2018	By:	/s/ Michael Chermak
Michael Chermak
Chief Executive Officer